Exhibit 99.1

Travelzoo 590 Madison Avenue 37th Floor New York, NY 10022 Investor Relations: Glen Ceremony Chief Financial Officer ir@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports First Quarter 2016 Results

NEW YORK, April 28, 2016 — Travelzoo Inc. (NASDAQ: TZOO):

•	Revenue of $34.8 million, down 9% in constant currencies

•	Operating profit of $3.1 million

•	Earnings per share of $0.14, compared to $0.05 in the prior-year period

•	Cash flow from operations of $1.4 million

Travelzoo, a global media commerce company, today announced financial results for the first quarter ended March 31, 2016, with revenue of $34.8 million and operating income of $3.1 million. In nominal terms, revenue decreased by 11% year-over-year. In constant currencies, revenue decreased by 9% year-over-year. Net income was $2.0 million, up 181% year-over-year. Diluted earnings per share (EPS) were $0.14, up from $0.05 in the prior-year period.

"In the first quarter of 2016, more than 1 million new members joined Travelzoo. Our objective remains to leverage Travelzoo's global scale and trusted brand for further improvements in earnings in future periods," said Holger Bartel, Chairman and Global CEO.

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Asia Pacific
Asia Pacific business segment revenue decreased 15% year-over-year to $2.3 million. In constant currencies, revenue decreased 10% year-over-year. Operating loss for the first quarter was $1.0 million, compared to an operating loss of $833,000 in the prior-year period.

Europe
Europe business segment revenue decreased 6% year-over-year to $10.9 million. In constant currencies, revenue decreased 2% year-over-year. Operating income for the first quarter was $2.1 million, or 19% of revenue, up from $1.7 million, or 15% of revenue in the prior-year period.

North America
North America business segment revenue decreased 13% year-over-year to $21.7 million. Operating income for the first quarter was $2.1 million, or 10% of revenue, compared to an operating income of $2.1 million in the prior-year period.

Members
As of March 31, 2016, Travelzoo had a worldwide unduplicated number of members of 28.7 million. In Asia Pacific, unduplicated number of members was 3.5 million as of March 31, 2016, up 2% from March 31, 2015. In Europe, unduplicated number of members was 8.1 million as of March 31, 2016, up 8% from March 31, 2015. In North America, unduplicated number of members was 17.3 million as of March 31, 2016, up 1% from March 31, 2015.

Income Taxes
Income tax expense was $1.2 million, compared to a $1.8 million income tax expense in the prior-year period. The effective income tax rate was 38%, down from 71% in the prior-year period, primarily due to certain state tax reserves recorded in the prior-year period.

Asset Management
During the first quarter of 2016, Travelzoo generated $1.4 million of cash from operating activities. Accounts receivable decreased by $178,000 over the prior-year period to $17.4 million. Accounts payable decreased by $6.2 million over the prior-year period to $22.1 million. Capital expenditures were $145,000, down from $189,000 in the prior-year period. As of March 31, 2016, cash and cash equivalents were $28.8 million.

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Other Information
Travelzoo Inc.'s financial results have been adjusted to include the financial results of Asia Pacific for the current and prior periods. In addition, certain prior period statement of operations amounts have been reclassified to conform to current period presentation primarily due to the allocation of facilities costs and separate disclosure of product development costs.

Conference Call
Travelzoo will host a conference call to discuss first quarter results at 11:00 a.m. ET today. Please visit http://www.travelzoo.com/earnings to

•	download the management presentation (PDF format) to be discussed in the conference call;

•	access the webcast.

About Travelzoo
Travelzoo is a global media commerce company. With more than 28 million members in Asia Pacific, Europe, and North America and 25 offices worldwide, Travelzoo® publishes offers from more than 2,000 travel, entertainment and local companies. Travelzoo’s deal experts review offers to find the best deals and confirm their true value.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release. Travelzoo and Top 20 are registered trademarks of Travelzoo. All other names are trademarks and/or registered trademarks of their respective owners.

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Travelzoo Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended
	March 31,
	2016	2015
Revenues	$34,804	$39,145
Cost of revenues	4,009	4,546
Gross profit	30,795	34,599
Operating expenses:
Sales and marketing	18,959	22,077
Product development	2,875	3,089
General and administrative	5,813	6,451
Total operating expenses	27,647	31,617
Income from operations	3,148	2,982
Other income (loss)	133	(446)
Income before income taxes	3,281	2,536
Income taxes	1,232	1,806
Net income	$2,049	$730
Net income per share:
Basic	$0.14	$0.05
Diluted	$0.14	$0.05
Weighted average shares:
Basic	14,431	14,730
Diluted	14,431	14,730

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Travelzoo Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$28,807	$35,128
Accounts receivable, net	17,414	16,398
Income taxes receivable	436	1,356
Deposits	729	782
Prepaid expenses and other	2,204	2,167
Deferred tax assets	1,543	1,230
Total current assets	51,133	57,061
Deposits	484	501
Deferred tax assets	1,900	1,769
Restricted cash	1,182	1,328
Property and equipment, net	7,374	7,905
Other assets	—	15
Total assets	$62,073	$68,579
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,118	$23,655
Accrued expenses and other	9,915	10,140
Deferred revenue	1,117	1,085
Income tax payable	1,075	477
Note payable to related party	—	5,658
Total current liabilities	34,225	41,015
Long-term tax liabilities	3,007	3,000
Long-term deferred rent and other	2,965	3,177
Total liabilities	40,197	47,192
Common stock	148	150
Additional paid-in capital	6,009	7,759
Accumulated other comprehensive loss	(3,716)	(3,908)
Retained earnings	19,435	17,386
Total stockholders’ equity	21,876	21,387
Total liabilities and stockholders’ equity	$62,073	$68,579

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Travelzoo Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net income	$2,049	$730
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	642	823
Deferred income taxes	(443)	(222)
Stock-based compensation	212	148
Provision for losses on accounts receivable	8	27
Net foreign currency effects	259	(111)
Changes in operating assets and liabilities:
Accounts receivable	(1,025)	(1,880)
Deposits	63	(18)
Income tax receivable	921	851
Prepaid expenses and other	39	495
Accounts payable	(1,470)	496
Accrued expenses and other	(451)	564
Income tax payable	603	144
Reserve for unexchanged promotional shares	—	(1,393)
Other non-current liabilities	7	672
Net cash provided by operating activities	1,414	1,326
Cash flows from investing activities:
Release (purchase) of restricted cash	(5)	57
Purchases of property and equipment	(145)	(189)
Net cash used in investing activities	(150)	(132)
Cash flows from financing activities:
Payment for Asia Pacific business	58	—
Proceeds from (payment of) related party loan	(5,658)	750
Increase in bank overdraft	—	44
Repurchase of common stock, net	(1,908)	—
Net cash provided by (used in) financing activities	(7,508)	794
Effect of exchange rate on cash and cash equivalents	(77)	(2,822)
Net decrease in cash and cash equivalents	(6,321)	(834)
Cash and cash equivalents at beginning of period	35,128	55,416
Cash and cash equivalents at end of period	$28,807	$54,582
Supplemental disclosure of cash flow information:
Cash paid for income taxes, net	$50	$361
Cash paid for interest on related party loan	$88	$—

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Travelzoo Inc.
Segment Information
(Unaudited)
(In thousands)

Three months ended March 31, 2016	Asia Pacific	Europe	North America	Consolidated
Revenue from unaffiliated customers	$2,259	$10,966	$21,579	$34,804
Intersegment revenue	1	(74)	73	—
Total net revenues	2,260	10,892	21,652	34,804
Operating income (loss)	$(1,044)	$2,094	$2,098	$3,148
Three months ended March 31, 2015	Asia Pacific	Europe	North America	Consolidated
Revenue from unaffiliated customers	2,653	11,779	24,713	39,145
Intersegment revenue	(5)	(217)	222	—
Total net revenues	2,648	11,562	24,935	39,145
Operating income (loss)	$(833)	$1,729	$2,086	$2,982

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